UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

March 16, 2020
Date of Report (Date of earliest event reported)

Everi Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32622	20-0723270
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7250 S. Tenaya Way, Suite 100, Las Vegas, Nevada, 89113
(Address of principal executive offices)

(800) 833-7110
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐                Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐                Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐                Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	EVRI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Everi Holdings Inc. (“Everi”) is party to a credit agreement dated as of May 9, 2017 (the “Credit Agreement”), which governs a $35.0 million revolving credit facility maturing as of May 9, 2024 (the “Revolving Credit Facility”). A copy of the Credit Agreement was filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 9, 2017. The material terms of the Revolving Credit Facility are described under the heading “Credit Facilities” in “Note 12 Long-Term Debt” of the Notes to Consolidated Financial Statements of the Company included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 2, 2020, which descriptions are incorporated by reference herein.
As of December 31, 2019, there were no borrowings or commitments outstanding under the Revolving Credit Facility.
On March 17, 2020, the Company completed the full draw down of its $35.0 million available capacity under the Revolving Credit Facility as a precautionary measure in order to increase its cash position, improve its liquidity and preserve financial flexibility in light of current uncertainty in the global markets. In accordance with the terms of the Revolving Credit Facility, the proceeds from this borrowing may in the future be used for working capital, general corporate purposes or other uses permitted by the Revolving Credit Facility.
Under the terms of the Revolving Credit Facility, the interest rate applicable to loans under the Revolving Credit Facility is, at Everi’s option, the base rate or the Eurodollar Rate (defined to be the London Interbank Offered Rate or a comparable or successor rate) (the “Eurodollar Rate”) plus, in each case, an applicable margin. The applicable margin for any borrowings under the Revolving Credit Facility is 4.50% in respect of Eurodollar Rate loans and 3.50% in respect of base rate loans. The Eurodollar Rate is reset at the beginning of each selected interest period based on the Eurodollar Rate then in effect; provided that, if the Eurodollar Rate is below zero, then such rate will be equal to zero plus the applicable margin. The base rate is a fluctuating interest rate equal to the highest of: (a) the prime lending rate announced by the administrative agent; (b) the federal funds effective rate from time to time plus 0.50%; and (c) the Eurodollar Rate (after taking account of any applicable floor) applicable for an interest period of one month plus 1.00%.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Document

104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERI HOLDINGS INC.

Date: March 17, 2020	By:	/s/ Todd A. Valli
Todd A. Valli, Senior Vice President, Corporate Finance and Chief Accounting Officer